Form 10KSB, Exhibit 13
period 2001-12-31
UNITED FINANCIAL HOLDINGS INC
filed 2002-03-22
CIK 1067206

UNITED FINANCIAL HOLDINGS, INC.
AND SUBSIDIARIES
December 31, 2001, 2000 and 1999
























































                          United Financial Holdings, Inc.
                          INDEX TO FINANCIAL STATEMENTS

                                                                       Page
                                                                     --------

    Report of Independent Certified Public Accountants                  F-2

    Consolidated Balance Sheets at December 31, 2001 and 2000           F-3

    Consolidated Statements of Earnings for the years ended
    December 31, 2001, 2000 and 1999                                    F-4

    Consolidated Statements of Comprehensive Income for
    the years ended December 31, 2001, 2000 and 1999                    F-6

    Consolidated Statement of Stockholders' Equity for
    the years ended December 31, 2001, 2000 and 1999                    F-7

    Consolidated Statements of Cash Flows for the years ended
    December 31, 2001, 2000 and 1999                                    F-8

    Notes to Consolidated Financial Statements                          F-10



































                                      F-1

               Report of Independent Certified Public Accountants
               --------------------------------------------------




Board of Directors
United Financial Holdings, Inc.
St. Petersburg, Florida

We have audited the consolidated balance sheets of United Financial Holdings, Inc. and Subsidiaries (the "Company") as of December 31, 2001 and 2000, and the related consolidated statements of earnings, comprehensive income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits of the consolidated financial statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of United Financial Holdings, Inc. and Subsidiaries as of December 31, 2001 and 2000, and the consolidated results of their operations and their consolidated cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

Our audits of the consolidated financial statements referred to above, were conducted for the purpose of forming an opinion on the consolidated financial statements taken as a whole. The supplemental consolidating balance sheet as of December 31, 2001 and the supplemental consolidating statement of earnings for the year ended December 31, 2001, are presented for purposes of additional analysis of the consolidated financial statements rather than to present the financial position and results of operations of the individual companies. The consolidating information has been subjected to the audit procedures applied in the audit of the consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the consolidated financial statements taken as a whole.

Tampa, Florida
January 30, 2002








                                  (Continued)
                                      F-2

                United Financial Holdings, Inc. and Subsidiaries
                         CONSOLIDATED BALANCE SHEETS

                                                     December, 31,
                                                2001              2000
                                                ------------      -------------
                            ASSETS

Cash and due from banks                         $  17,555,881     $   9,420,453
Federal funds sold                                 12,670,678         4,961,000
Securities held to maturity                        19,643,175        16,035,904
Securities available for sale, at market           26,819,820        11,296,338
Loans, net                                        242,364,548       182,027,520
Premises and equipment, net                        11,732,038        10,137,624
Federal Home Loan Bank stock                          506,600           506,600
Federal Reserve Bank stock                            226,300           226,300
Accrued interest receivable                         1,465,608         1,458,482
Intangible assets, less accumulated
  amortization of $2,005,718 and
  $1,843,665, respectively                          2,947,761         1,960,244
Other real estate owned                               141,365           175,000
Other assets                                        8,118,050         5,255,348
                                                -------------     -------------
          Total assets                           $344,191,824      $243,460,813
                                                =============     =============

           LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits
  Demand                                        $  55,994,493     $  37,050,971
  NOW and money market                             93,690,220        78,887,097
  Savings                                           6,316,428         4,572,993
  Time, $100,000 and over                          50,071,976        28,013,356
  Other time                                       76,495,330        53,627,545
                                                -------------     -------------
          Total deposits                          282,568,447       202,151,962

Securities sold under agreements
  to repurchase                                    15,522,785        10,162,858
Accrued interest payable                              641,991           568,491
Convertible subordinated debentures                         -           630,000
Other liabilities                                   2,810,416         3,661,819
                                                -------------     -------------
          Total liabilities                       301,543,639       217,175,130

Company-obligated Mandatory Redeemable
 Capital Securities of Subsidiary Trusts           16,749,600         6,749,600









                                   (Continued)
        The accompanying notes are an integral part of these statements.
                                      F-3a

                United Financial Holdings, Inc. and Subsidiaries
                         CONSOLIDATED BALANCE SHEETS
                           (Continued from Page F-3a)

                                                     December, 31,
                                                2001              2000
                                                ------------      -------------
                       STOCKHOLDERS' EQUITY

  Series one convertible preferred stock,
  750,000 shares authorized; 384,394 and
  0 shares issued and outstanding at
  December 31, 2001 and 2000, respectively          3,075,152                 -

  7% convertible preferred stock, $10 par
  value; 150,000 shares authorized; 6,667
  shares issued and outstanding at
  December 31, 2001 and 2000                           66,670            66,670

  Common stock, $.01 par value; 20,000,000
  shares authorized; 4,440,421 and
  4,255,869 shares issued and outstanding
  at December 31, 2001 and 2000,
  respectively                                         44,652            42,727
  Paid-in capital                                  10,982,678        10,051,755
  Treasury shares; 24,793 and 16,831 at
    December 31, 2001 and 2000, respectively         (176,685)         (116,446)
  Accumulated other comprehensive income              157,519           (32,047)
  Retained earnings                                11,748,599         9,523,424
                                                 ------------      ------------
          Total stockholders' equity               25,898,585        19,536,083
                                                 ------------      ------------

          Total liabilities and
          stockholders' equity                   $344,191,824      $243,460,813
                                                 ============      ============




















                                  (Continued)
        The accompanying notes are an integral part of these statements.
                                      F-3b

                United Financial Holdings, Inc. and Subsidiaries
                       CONSOLIDATED STATEMENTS OF EARNINGS
                                   (continued)

                                             For the Years Ended December 31,
                                               2001        2000         1999
                                           ----------- -----------  -----------
Interest income

  Loans and loan fees                      $19,563,472 $17,030,353  $12,783,696
  Securities
    U.S. Treasury                              197,978     264,542      391,772
    Obligations of other U.S.
       Government agencies and
       corporations                            930,409     918,183      782,669
    Obligations of states and
       political subdivisions                  221,991     208,634      203,298
    Other                                      618,637     263,470      279,342
    Federal funds sold and securities
      purchased under reverse
      repurchase agreements                    738,655     451,524      269,736
                                           ----------- -----------  -----------
          Total interest income             22,271,142  19,136,706   14,710,513

Interest expense

  NOW and money market                       2,388,828   2,413,320    1,627,761
  Savings                                       95,751     101,889      107,028
  Time deposits, $100,000 and over           2,250,485   1,338,376      699,673
  Other time                                 3,760,946   2,978,835    2,528,119
  Short and long-term debt                      30,915      50,400       50,400
  Subordinated debentures issued
    to subsidiary trust                        656,240     634,462      632,700
  Federal funds purchased and
    securities sold under
    agreements to repurchase                   415,516     422,226      193,548
                                           ----------- -----------  -----------
          Total interest expense             9,598,681   7,939,508    5,839,229

          Net interest income               12,672,461  11,197,198    8,871,284
Provision for loan losses                      907,000     650,000      785,000
                                           ----------- -----------  -----------
          Net interest income after
             provision for loan losses      11,765,461  10,547,198    8,086,284

Other income
  Service charges on deposit accounts        1,316,708   1,014,543      797,181
  Trust and investment management income     3,117,348   3,171,996    3,175,514
  Net trading account profit (loss)                  -      (6,472)      41,808
  Gain on sales of loans                       655,984     285,622      442,227
  Loan servicing fees                          219,267     210,351      165,897
  Income on cash value life insurance          147,962     141,057      135,354
  All other fees and income                    447,782     266,980      362,862
                                           ----------- -----------  -----------
          Total other income                 5,905,051   5,084,077    5,120,843

                                   (Continued)
        The accompanying notes are an integral part of these statements.
                                      F-4


                United Financial Holdings, Inc. and Subsidiaries
                 CONSOLIDATED STATEMENTS OF EARNINGS - CONTINUED

                                             For the Years Ended December 31,
                                           2000           1999          2001
                                    -------------  -------------  -------------
Other expense

  Salaries and employee benefits     $  7,371,158   $  6,501,202   $  5,361,048
  Occupancy expense                       948,364        514,514        520,406
  Furniture and equipment expense         780,344        603,789        606,453
  Data processing expense                 808,975        586,781        487,317
  Consulting fees                          32,405        151,460        274,733
  Legal and professional fees             164,109        207,921        174,811
  Amortization of
    intangible assets                     162,053        118,271         85,115
  Marketing and business
    development                           433,802        366,703        352,055
  Directors fees                          206,900        242,950        191,350
  Telephone expense                       197,453        188,683        184,999
  Stationery, printing
    and supplies                          205,495        180,874        176,706
  Postage expense                         119,133        108,199        111,965
  Other operating expenses              1,170,748      1,073,026      1,025,091
                                    -------------  -------------  -------------
                                       12,600,939     10,844,373      9,552,049
                                    -------------  -------------  -------------
     Earnings before income taxes       5,069,573      4,786,902      3,655,078

Income tax expense (benefit)
  Current                               2,160,287      1,976,660      1,559,391
  Deferred                               (316,444)      (243,276)      (237,206)
                                    -------------  -------------  -------------
                                        1,843,843      1,733,384      1,322,185
                                    -------------  -------------  -------------
          NET EARNINGS               $  3,225,730   $  3,053,518   $  2,332,893
                                    =============  =============  =============

Earnings Per Share:

  Basic                              $        .71   $        .72   $        .56
  Diluted                            $        .70   $        .69   $        .54














        The accompanying notes are an integral part of these statements.
                                      F-5

                United Financial Holdings, Inc. and Subsidiaries
                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME


                                                   Year Ended December 31,
                                           2001          2000         1999
                                      ------------  ------------  ------------

Net earnings                            $3,225,730    $3,053,518    $2,332,893

Other comprehensive income
  Unrealized holding gains (losses)        287,222       303,508      (566,174)
  Income tax (expense) benefit
    related to items of other
    comprehensive income                   (97,656)     (103,193)      192,499
                                      ------------  ------------  ------------

Comprehensive income                    $3,415,296    $3,253,833    $1,959,218
                                      ============= ============  ============






































        The accompanying notes are an integral part of these statements.
                                      F-6

                United Financial Holdings, Inc. and Subsidiaries
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                Series One        7%
                               Convertible  Convertible
                                Preferred    Preferred    Common      Paid-In
                                 Stock        Stock       Stock       Capital
                               -----------  -----------  ---------  -----------
BALANCE AT DECEMBER 31, 1998   $            $   208,500  $ 40,455   $ 9,192,103
  Net Earnings                           -            -         -             -
  Conversion of 7% Preferred
     to Common Stock                     -     (108,500)      916       107,580
  Dividends on Common Stock              -            -         -             -
  Dividends on
     Preferred Stock                     -            -         -             -
  Accumulated other
     comprehensive income                -            -         -             -
  Issuance of Common Stock
     in IPO                              -            -         -       (25,565)
  Performance shares issued              -            -       557       398,516
                               -----------  -----------  ---------  -----------


BALANCE AT DECEMBER 31, 1999             -      100,000    41,928     9,672,634
  Net Earnings                           -            -         -             -
  Conversion of 7% Preferred
     to Common Stock                     -      (33,330)       281       33,047
  Dividends on Common Stock              -            -          -            -
  Dividends on
    Preferred Stock                      -            -          -            -
  Accumulated other
    comprehensive income                 -            -          -            -
  Purchase of Treasury Shares            -            -          -            -
  Performance shares issued              -            -        518      346,074
                               -----------  -----------  ---------  -----------


BALANCE AT DECEMBER 31, 2000             -       66,670     42,727   10,051,755
  Net Earnings                           -            -          -            -
  Conversion of Debentures               -            -      1,528      628,448
  Dividends on Common Stock              -            -          -            -
  Dividends on
    Preferred Stock                      -            -          -            -
  Accumulated other
    comprehensive income                 -            -          -            -
  Purchase of Treasury Shares            -            -          -            -
  Performance shares issued              -            -        397      302,475
  Series One Convertible
    Preferred stock issued       3,075,152            -          -            -
                               -----------  -----------  ---------  -----------

BALANCE AT DECEMBER 31, 2001    $3,075,152   $   66,670    $44,652  $10,982,678
                               ===========  ===========  =========  ===========



                           (Continued on F-7b & F-7c)
        The accompanying notes are an integral part of these statements.
                                      F-7a

                United Financial Holdings, Inc. and Subsidiaries
          CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY - CONTINUED

                                                               Accumulated
                                                 Stock           Other
                                 Treasury     Subscription    Comprehensive
                                 Shares       Receivable         Income
                                 ---------    -------------   -------------
BALANCE AT DECEMBER 31, 1998     $       -    $   (393,260)       $ 141,313
  Net Earnings                           -               -                -
  Conversion of 7% Preferred
     to Common Stock                     -               -                -
  Dividends on Common Stock              -               -                -
  Dividends on Preferred Stock           -               -                -
  Accumulated other
     comprehensive income                -               -         (373,675)
  Issuance of Common Stock
     in IPO                              -         393,260                -
  Performance shares issued              -               -                -
                                 ---------    -------------   -------------


BALANCE AT DECEMBER 31, 1999             -               -         (232,362)
  Net Earnings                           -               -                -
  Conversion of 7% Preferred
     to Common Stock                     -               -                -
  Dividends on Common Stock              -               -                -
  Dividends on Preferred Stock           -               -                -
  Accumulated other
    comprehensive income                 -               -          200,315
  Purchase of Treasury Shares     (116,446)              -                -
  Performance shares issued              -               -                -
                                 ---------    -------------   -------------


BALANCE AT DECEMBER 31, 2000      (116,446)              -          (32,047)
  Net Earnings                           -               -                -
  Conversion of Debentures               -               -                -
  Dividends on Common Stock              -               -                -
  Dividends on Preferred Stock           -               -                -
  Accumulated other
    comprehensive income                 -               -          189,566
  Purchase of Treasury Shares      (60,239)              -                -
  Performance shares issued              -               -                -
  Series One Convertible
    Preferred stock issued               -               -                -
                                 ---------    -------------   -------------

BALANCE AT DECEMBER 31, 2001     $(176,685)   $          -         $157,519
                                 =========    =============   =============






                               (Continued on F-7c)
        The accompanying notes are an integral part of these statements.
                                      F-7b

                United Financial Holdings, Inc. and Subsidiaries
          CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY - CONTINUED


                                  Retained
                                 Earnings         Total
                                ------------   ------------
BALANCE AT DECEMBER 31, 1998    $  5,581,995   $ 14,771,106
  Net Earnings                     2,332,893      2,332,893
  Conversion of 7% Preferred
     to Common Stock                      -              (4)
  Dividends on Common Stock        (663,907)       (663,907)
  Dividends on Preferred Stock      (10,798)        (10,798)
  Accumulated other
     comprehensive income                 -        (373,675)
  Issuance of Common Stock
     in IPO                               -         367,695
  Performance shares issued               -         399,073
                                ------------   ------------


BALANCE AT DECEMBER 31, 1999      7,240,183      16,822,383
  Net Earnings                    3,053,518       3,053,518
  Conversion of 7% Preferred
     to Common Stock                      -              (2)
  Dividends on Common Stock        (763,277)       (763,277)
  Dividends on Preferred Stock       (7,000)         (7,000)
  Accumulated other
    comprehensive income                  -         200,315
  Purchase of Treasury Shares             -        (116,446)
  Performance shares issued               -         346,592
                                ------------   ------------


BALANCE AT DECEMBER 31, 2000       9,523,424     19,536,083
  Net Earnings                     3,225,730      3,225,730
  Conversion of Debentures                 -        629,976
  Dividends on Common Stock         (932,488)      (932,488)
  Dividends on Preferred Stock       (68,067)       (68,067)
  Accumulated other
    comprehensive income                   -        189,566
  Purchase of Treasury Shares              -        (60,239)
  Performance shares issued                -        302,872
  Series One Convertible
    Preferred stock issued                 -      3,075,152
                                ------------   ------------

BALANCE AT DECEMBER 31, 2001    $ 11,748,599    $25,898,585
                                ============    ===========








        The accompanying notes are an integral part of these statements.
                                      F-7c


                United Financial Holdings, Inc. and Subsidiaries
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (continued)

                                           For the Years Ended December 31,
                                         2001           2000            1999
                                    -------------  -------------  -------------
Cash flows from operating
  activities:

    Net earnings                    $   3,225,730  $   3,053,518  $   2,332,893
    Adjustments to reconcile net
      earnings to net cash
      provided by operating
      activities
        Provision for loan losses         907,000        650,000        785,000
        Provision for depreciation
           and amortization               984,708        781,551        787,996
        Gain on trading securities              -              -        (41,808)
        Accretion of securities
           discount                       (61,897)       (15,045)       (22,123)
        Amortization of unearned
           loan fees                     (245,466)      (292,937)      (121,730)
        Amortization of securities
           premiums                        59,088         11,938         18,251
        Gain on sales of loans         (1,024,843)      (432,448)      (774,100)
        Decrease (increase)
          in accrued
          interest receivable             146,170       (268,282)      (194,742)
        Increase in interest
          payable                          15,076        120,112         56,610
        Decrease (increase)
          in other assets              (1,940,260)       973,058     (1,592,850)
        Decrease in other
          liabilities                  (1,098,030)     1,235,959        241,527
                                    -------------  -------------  -------------
          Net cash provided by
            operating activities          967,276      5,817,424      1,474,924

















                            (Continued on Page F-8b)
        The accompanying notes are an integral part of these statements.
                                      F-8a

                United Financial Holdings, Inc. and Subsidiaries
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (continued)

                                           For the Years Ended December 31,
                                         2001           2000            1999
                                    -------------  -------------  -------------

 Cash flows from investing activities
  Acquisition of First Security Bank
     net of cash acquired              (1,752,373)             -              -
  Purchase of Federal Reserve Bank
     stock and FHLB stock                       -        (22,500)      (118,100)
  Net decrease (increase) in
     Federal funds sold                 1,164,804     (2,044,000)     1,094,000
  Principal repayments of held to
     maturity securities                1,698,496        476,304      2,422,366
  Principal repayments of available
     for sale securities                3,236,679        820,849        403,391
  Proceeds from sale of trading
     securities                                 -         75,108              -
  Proceeds from maturities of
     available for sale securities      5,133,835      1,500,000      1,500,778
  Proceeds from maturities of held
     to maturity securities             8,285,701      1,420,000      2,732,843
  Purchases of available for
     sale securities                  (13,542,960)    (3,177,376)    (4,895,000)
  Purchases of held to maturity
     securities                       (19,765,317)    (3,697,609)    (1,148,000)
  Proceeds from sales of loans         11,580,033      5,547,639      8,890,919
  Net increase in loans               (56,623,435)   (34,002,367)   (45,731,646)
  Capital expenditures                 (2,103,739)    (1,182,367)    (1,048,670)
                                    -------------  -------------  -------------
        Net cash used in
          investing activities        (62,688,276)   (34,286,319)   (35,897,119)






















        The accompanying notes are an integral part of these statements.
                                      F-8b

                United Financial Holdings, Inc. and Subsidiaries
                CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED
                                           For the Years Ended December 31,
                                          2001            2000        1999
                                      ------------  ------------  -------------
Cash flows from financing activities:
  Net increase in demand deposits,
    NOW accounts, money market
    accounts and savings accounts     $ 24,631,688  $ 14,788,311   $ 24,744,269
  Net increase in certificates
    of deposit                          30,925,609    12,265,610     11,258,267
  Net increase (decrease)
    in securities sold under
    agreements to repurchase             5,359,925     2,855,814     (1,488,671)
  Repayment of long-term debt                    -             -        (33,750)
  Issuance of Company-obligated
    mandatory redeemable capital
    securities of subsidiary trust
    holding solely subordinated
    debentures of the Company           10,000,000             -        749,600
  Issuance of common stock                       -             -        766,764
  Dividend paid on preferred stock         (68,067)       (7,000)       (10,798)
  Dividend paid on common stock           (932,488)     (763,277)      (663,907)
  Purchase of Treasury Shares              (60,239)     (116,446)             -
                                      ------------  ------------  -------------
           Net cash provided by
             financing activities       69,856,428    29,023,012     35,321,774
                                      ------------  ------------  -------------
Net increase in cash and cash
   equivalents                           8,135,428       554,117        899,579
Cash and cash equivalents at
   beginning of year                     9,420,453     8,866,336      7,966,757
                                      ------------  ------------  -------------
Cash and cash equivalents at
   end of year                        $ 17,555,881  $  9,420,453  $   8,866,336
                                      ============  ============  =============
Cash paid during the year for:
  Interest                            $  9,582,975  $  7,819,396  $   5,782,619
  Income taxes                        $  1,860,401  $  2,287,567  $   1,288,470
Supplemental Disclosure of
  Non-Cash Activity
Reclassification of loans
  to foreclosed real estate           $             $    100,000  $   1,038,266
                                      ============  ============  =============
Non-cash common stock issued          $    932,848  $    346,592  $     399,073
                                      ============  ============  =============

Other Information

On April 1, 2001, the Company completed the acquisition of First Security Bank for a cash payment of approximately $2,147,000, acquisition cost of approximately $65,000, and 402,473 shares of Series One Preferred Stock, valued at approximately $3,220,000. The Company acquired net assets of approximately $4,374,000 and goodwill of approximately $1,058,000. Subsequent to April 1, 2001, the Company made non-cash adjustments to goodwill of approximately $145,000, including the return of 18,079 shares of Series One Preferred Stock.

        The accompanying notes are an integral part of these statements.
                                      F-9

                United Financial Holdings, Inc. and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

United Financial Holdings, Inc. (the "Company") is a registered bank holding company formed in 1982, the principal subsidiary of which is United Bank & Trust Company ("Bank"), a Florida-chartered commercial bank headquartered in St. Petersburg, Florida. The Bank was founded in 1979 and is a community-oriented, full service commercial bank with six branch offices serving the southern Pinellas County area of the State of Florida.

The Company's other operating subsidiaries are EPW Investment Management, Inc., an investment advisory firm registered under the Investment Advisers Act of 1940 ("EPW") headquartered in Tampa, Florida with an office in Jacksonville, Florida; United Trust Company, a Florida-chartered trust company ("Trust") located in St. Petersburg, Florida; and United Bank of the Gulf Coast (the "UBGC", formerly known as First Security Bank), a Florida-chartered commercial bank with one office located in Sarasota, Florida. The Sarasota bank was started by a group of local investors in February 1999 and acquired by the Company on April 1, 2001. EPW offers investment management services to corporate, municipal and high net worth individual clients throughout the State of Florida. United Trust is a wholesale provider of data processing, administrative and accounting support and asset custody services to professionals holding assets in trust (primarily legal and accounting firms). In addition, United Trust also provides retail trust and investment management services to individual and corporate clients.

Following is a summary of the significant accounting policies that have been consistently applied in the preparation of the consolidated financial statements of United Financial Holdings, Inc. and Subsidiaries.

1.     Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its Subsidiaries, the Bank, EPW, Trust, UFH Capital Trust I (UFHCT), UBGC, UFMB Corp. (UFMB) and UF Statutory Trust II (UFHST II), after all significant intercompany accounts and transactions have been eliminated.

2.     Cash and Cash Equivalents

For the purpose of presentation in the Consolidated Statements of Cash Flows, cash and cash equivalents includes cash on hand and non-interest bearing amounts due from correspondent banks.














                              (Continued on F10b)
                                     F-10a

                United Financial Holdings, Inc. and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.     Use of Estimates in Financial Statements

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4.     Securities

The Company's investment securities are classified in the following categories and accounted for as follows:

* Trading Securities. Government and corporate bonds and corporate securities held principally for resale in the near term are classified as trading securities and recorded at their fair values. There are no trading securities at December 31, 2001 and 2000.

* Securities Held to Maturity. Bonds, notes and debentures for which the Company has the positive intent and ability to hold to maturity are reported at cost, adjusted for amortization of premiums and accretion of discounts which are recognized in interest income using the interest method over the period to maturity. Such securities may be sold or transferred to the available for sale or trading securities classification only as a result of isolated, non-recurring, or unusual changes in circumstances which the Company could not have reasonably anticipated, such as a change in statutory or regulatory requirements regarding investment limitations or a significant deterioration in a security issuer's credit-worthiness.


























                                     F-10b

                United Financial Holdings, Inc. and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

* Securities Available for Sale. Securities available for sale consist of bonds, notes, debentures, and certain equity securities not classified as trading securities nor as securities held to maturity, which may be sold prior to maturity as part of asset/liability management or in response to other factors, and are carried at fair value with any valuation adjustment reported within accumulated other comprehensive income, a separate component of stockholders' equity, net of the tax effect.

Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are other than temporary are recognized as write downs of the individual securities to their fair value. Such write-downs are included in earnings as realized losses. There were no such write-downs during 2001, 2000 and 1999.

Gains and losses on the sale of securities available for sale are determined using the specific-identification method.

5.     Loans and Allowance for Loan Losses

Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal balance. These receivables are adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans and un-amortized premiums or discounts on purchased loans.

Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment to the related loan's yield, generally over the contractual life of the loan.

The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

The allowance for loan losses is increased by charges to income and decreased by charge-offs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions.











                              (Continued on F-11b)
                                     F-11a

                United Financial Holdings, Inc. and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6.     Accounting for Impairment of Loans

The Company's measurement of impaired loans includes those loans that are non-performing and have been placed on non-accrual status and those loans that are performing according to all contractual terms of the loan agreement but may have substantive indication of potential credit weakness.

Residential mortgages and consumer loans and leases outside the scope of SFAS No. 114 are collectively evaluated for impairment.

7.     Premises and Equipment

Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. Leasehold improvements are amortized over the lives of the respective leases or the service lives of the improvements, whichever is shorter. The straight-line method of depreciation is followed for substantially all assets for financial reporting purposes, but accelerated methods are used for tax purposes.



































                                     F-11b

                United Financial Holdings, Inc. and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

8.     Other Real Estate Owned (ORE)

Other real estate owned is initially recorded at fair value at the date of foreclosure, less estimated selling costs. Costs relating to development and improvement of property are capitalized, whereas costs relating to the holding of property are expensed.

Valuations are periodically performed by management, or obtained from independent appraisers, and an allowance for loss is established by a charge to operations if the value of the property declines below its original estimated fair value.

If a sale of real estate owned results in a gain, the gain is accounted for in accordance with FASB Statement No. 66, Accounting for Sales of Real Estate. Accordingly, gains may be deferred or recognized currently depending on the terms of the sale. Losses are charged to operations as incurred.

9.     Intangible Assets

Intangible assets include the remaining excess of cost over net tangible assets acquired. These assets are being amortized on a straight-line basis over their estimated lives of 20-40 years.

10.    Accounting for Impairment of Long-Lived Assets

The Company periodically reviews its long-lived assets for impairment. Impairment losses on long-lived assets are recognized when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. The Company did not record any impairment losses during the years ended December 31, 2001, 2000 and 1999.

11.    Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between the consolidated financial statements and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in net deferred assets and liabilities.









                              (Continued on F-12b)
                                     F-12a

                United Financial Holdings, Inc. and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12.    Stock Based Compensation

The Company accounts for its stock-based compensation plans under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. The Company follows the disclosure option of SFAS No. 123, Accounting for Stock-Based Compensation, which requires that companies not electing to account for stock-based compensation as prescribed by the statement disclose the pro forma effects on earnings and earnings per share as if SFAS No. 123 had been adopted. Additionally, certain other disclosures are required with respect to stock compensation and the assumptions used to determine the pro forma effects of SFAS No.123.

13.    Loan Fees

Net loan fees and processing costs are deferred and amortized over the lives of the loans using the interest method of amortization.







































                                     F-12b

                United Financial Holdings, Inc. and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

14.    Earnings per Share

The Company follows the standards of SFAS No. 128, Earnings Per Share. SFAS No. 128 requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.

15.      Reclassifications

Certain reclassifications have been made to the December 31, 2000 and 1999 balances to conform to the December 31, 2001 presentation.

16.      Recently Issued Accounting Pronouncements

On July 20, 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) 141, Business Combinations, and SFAS 142, Goodwill and Intangible Assets. SFAS 141 is effective for all business combinations completed after June 30, 2001. SFAS 142 is effective for fiscal years beginning after December 15, 2001; however, certain provisions of this statement apply to goodwill and other intangible assets acquired between July 1, 2001 and the effective date of SFAS 142. Major provisions of these statements are as follows:

* All business combinations consummated after June 30, 2001 must use the purchase method of accounting.

* Intangible assets acquired in a business combination must be recorded separately from goodwill if they arise from contractual or other legal rights or are separable from the acquired entity and can be sold, transferred, rented, etc.

* Goodwill, as well as intangible assets with indefinite lives, acquired after June 30, 2001 will not be amortized. Effective January 1, 2002, all previously recognized goodwill or intangible assets with indefinite lives would no longer be subject to amortization.

*        Effective  January  1,  2002,   goodwill  and  intangible  assets  with
         indefinite lives will be tested for impairment annually and whenever there is an impairment indicator.

* All acquired goodwill must be assigned to reporting units for purposes of impairment testing and segment reporting.









                              (Continued on F-13b)
                                     F-13a

                United Financial Holdings, Inc. and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company does not expect SFAS 141 and 142 to have a material impact on the Company's statement of earnings or balance sheet.

In July 2001, the FASB issued SFAS 143, Accounting for Asset Retirement Obligations. This statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This statement applies to all entities. It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development, and/or the normal operation of a long-lived asset, except for certain obligations of lessees. This statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. The Company does not expect SFAS 143 to have a material impact on the Company's statement of operations or balance sheet.

In August 2001, the FASB issued SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supercedes FASB 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. The provisions of the statement are effective for financial statements issued for fiscal years beginning after December 15, 2001. The Company does not expect SFAS 144 to have a material impact on the Company's statement of earnings or balance sheet.

































                                     F-13b

                United Financial Holdings, Inc. and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE B - ACQUISITIONS

On September 30, 1995, the Company purchased 100% of the stock of Fiduciary Services Corp. ("FSC") for $450,000, issuing 150,000 shares at $3.00 per share of common stock of the Company plus a contingent payment of performance shares based upon net earnings of the trust department through 2001. The acquisition of FSC was accounted for as a purchase. The purchase price was allocated to net tangible assets acquired based upon their estimated fair market values. The performance shares are recorded as additional purchase price.

On  January  31,  1996,  the  Company  completed  the  acquisition  of  EPW,  an independent investment management firm. The acquisition was facilitated by the issuance of $630,000 of 8% convertible subordinated debentures, plus a contingent payment of performance shares based upon net earnings of EPW through 2001. All indebtedness was fully converted into common stock on January 15, 2001. The performance shares were recorded as compensation.

On April 1, 2001, the Company completed the acquisition of UBGC for a cash payment of approximately $2,147,000, acquisition costs of approximately $65,000, and 384,394 shares of Series One Preferred Stock valued at approximately $3,075,152. The Company acquired net assets of approximately $4,374,000 and recorded goodwill of approximately $1,058,000. Pro forma information is not presented for UBGC due to its immateriality.

The shares of the Series One Preferred Stock are convertible into Common Stock at $8.00 per share. The Company may redeem, in whole or in part, the shares after 2007 based upon a defined formula. The shares are required to be redeemed by the Company upon UBGC achieving certain net interest income targets as specified in the acquisition agreement. As of December 31, 2001, UBGC had not achieved the above targets and, accordingly, the shares were excluded from the calculation of diluted earnings per share (see Note T). In conjunction with the above acquisition, the Company authorized the issuance of 750,000 shares of $.01 par value Series One Preferred Stock.

NOTE C - INITIAL PUBLIC OFFERING

On December 16, 1998, the Company completed an Initial Public Offering (IPO) in which it issued 507,705 shares of common stock at a price of $7.25 per share. The common stock trades on the NASDAQ Small Cap Market under the symbol "UFHI". Concurrent with the common stock offering, the Company issued through UFH Capital Trust I, 1,349,920 shares of $5.00 par value Trust Preferred securities with a coupon rate of 9.40%. The Trust Preferred securities trade on the NASDAQ Small Cap Market under the symbol "UFHIP". Proceeds from the offering totaled $9,554,011 net of underwriting fees and Trust Preferred costs of $876,450.










                              (Continued on F-14b)
                                     F-14a

                United Financial Holdings, Inc. and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE D - TRUST PREFERRED STOCK

UFH Capital Trust I

On December 16, 1998, UFHCT, a Delaware statutory business trust created by the Company, issued $6,749,600 (including an over allotment of $749,600 that closed on January 14, 1999) of 9.40% Cumulative Trust Preferred Securities
("Securities") which will mature on December 10, 2028, subject to earlier redemption in certain circumstances. The principal asset of UFHCT is a $6,959,200 subordinated debenture of the Company. The subordinated debenture bears interest at the rate of 9.40% and matures December 16, 2028, subject to earlier redemption in certain circumstances. The Company owns all of the common securities of UFHCT.

The Securities, the assets of UFHCT, and the common securities issued by UFHCT, are redeemable by the Company, in whole or in part on or after December 10, 2003 or at any time, in whole (but not in part) within 180 days following the occurrence of certain events. The Securities are included in Tier I Capital for regulatory purposes, subject to certain limitations.

The obligations of the Company with respect to the issuance of the Securities constitute a full and unconditional guarantee by the Company of UFHCT's obligation with respect to the Securities.
































                                     F-14b

                United Financial Holdings, Inc. and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE D - TRUST PREFERRED STOCK - Continued

Subject to certain exceptions and limitations, the Company may, from time to time, defer subordinated debenture interest payments, which would result in a deferral of distribution payments on the related securities and, with certain exceptions, prevent the Company from declaring and paying cash distributions on the Company's common stock or debt securities that rank pari passu or junior to the subordinated debentures.

UFH Statutory Trust II

On December 18, 2001, UFHST II, a Connecticut statutory business trust created by the Company, issued $10,000,000 of Cumulative Trust Preferred Securities ("Securities") with a floating rate of 3 month LIBOR, plus 360 basis points (initial quarterly interest rate of 5.60%), which will mature on December 18, 2031, subject to earlier redemption in certain circumstances. The principal asset of UFHST II is a $10,310,000 subordinated debenture of the Company. The subordinated debenture bears an interest rate that floats quarterly, at a rate of 3 month LIBOR plus 360 basis points, and matures December 23, 2031, subject to earlier redemption in certain circumstances. The Company owns all of the common securities of UFHST II.

The Securities, the assets of UFHST II, and the common securities issued by UFHST II, are redeemable by the Company, in whole or in part on or after December 18, 2006 or at any time, in whole (but not in part) within 180 days following the occurrence of certain events. The Securities are included in Tier I Capital for regulatory purposes, subject to certain limitations.

The obligations of the Company with respect to the issuance of the Securities constitute a full and unconditional guarantee by the Company of UFHST II's obligation with respect to the Securities.

Subject to certain exceptions and limitations, the Company may, from time to time, defer subordinated debenture interest payments, which would result in a deferral of distribution payments on the related securities and, with certain exceptions, prevent the Company from declaring and paying cash distributions on the Company's common stock or debt securities that rank pari passu or junior to the subordinated debentures.

NOTE E - BUSINESS SEGMENT INFORMATION

United Financial has three reportable segments: Commercial Banking, Trust Services, and Investment Management Services. Corporate and Other includes corporate expenses such as corporate overhead, intercompany transactions, and certain goodwill amortization. The accounting policies of the reportable segments are the same as those described in Note A.









                                     F-15

                United Financial Holdings, Inc. and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE E - BUSINESS SEGMENT INFORMATION - Continued

The following table presents the Company's Business Segment Information for the years ended December 31, 2001, 2000 and 1999, respectively:

                  Commercial  Investment    Trust     Corporate
                   Banking    Management   Services   & Overhead      Total
        2001    ------------  ----------  ----------  ----------  ------------
Interest
 income         $ 22,178,692  $        -  $  197,093  $ (104,643) $ 22,271,142
Interest
 expense           9,024,285           -           -     574,396     9,598,681
                ------------  ----------  ----------  ----------  ------------
Net interest
 income           13,154,407           -     197,093    (679,040)   12,672,461
Other income       3,021,479   1,577,843   1,587,505    (281,775)    5,905,051
                ------------  ----------  ----------  ----------  ------------
Total income      16,175,886   1,577,843   1,784,598    (960,815)   18,577,512
Loan loss
 provision           907,000           -           -           -       907,000
Non interest
 expense           9,617,666   1,306,185   1,623,218      53,870    12,600,939
                ------------  ----------  ----------  ----------  ------------
Pre-tax income     5,651,220     271,658     161,380  (1,014,685)    5,069,573
Income taxes
 (benefit)         2,078,223     103,116      98,099    (435,595)    1,843,843
                ------------  ----------  ----------  ----------  ------------
Segment net
 earnings       $  3,572,996  $  168,542  $   63,281  $ (579,090) $  3,225,730
                ============  ==========  ==========  ==========  ============

Total assets    $330,169,263  $  293,097   4,463,507  $9,265,957  $344,191,824
                ============  ==========  ==========  ==========  ============
Capital
 expenditures   $  2,037,783  $   33,108  $   32,848  $        -  $  2,103,739
                ============  ==========  ==========  ==========  ============


















                          (Continued on F-16b & F-16c)
                                     F-16a

                United Financial Holdings, Inc. and Subsidiaries
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                  Commercial  Investment    Trust     Corporate
                   Banking    Management   Services   & Overhead      Total
        2000    ------------  ----------  ----------  ----------  ------------
Interest
 income         $ 19,033,678  $        -  $  244,035  $ (141,007) $ 19,136,706
Interest
 expense           7,437,915           -           -     501,593     7,939,508
                ------------  ----------  ----------  ----------  ------------
Net interest
 income           11,595,763           -     244,035    (642,600)   11,197,198
Other income       2,024,007   1,700,927   1,519,069    (159,926)    5,084,077
                ------------  ----------  ----------  ----------  ------------
Total income      13,619,770   1,700,927   1,763,104    (802,526)   16,281,275
Loan loss
  provision          650,000           -           -           -       650,000
Non interest
  expense          7,584,527   1,845,550   1,287,234     127,062    10,844,373
                ------------  ----------  ----------  ----------  ------------
Pre-tax income     5,385,243    (144,623)    475,870    (929,588)    4,786,902
Income taxes
 (benefit)         1,913,021     (53,655)    212,146    (338,128)    1,733,384
                ------------  ----------  ----------  ----------  ------------
Segment net
 earnings       $  3,472,222  $  (90,968) $  263,724  $ (591,460) $  3,053,518
                ============  ==========  ==========  ==========  ============

Total assets    $237,554,967  $  601,844  $3,369,367  $1,934,635  $243,460,813
                ============  ==========  ==========  ==========  ============

Capital
  expenditures  $  1,003,242  $   26,115  $  153,010  $        -  $  1,182,367
                ============  ==========  ==========  ==========  ============






















                             (Continued on F-16c)
                                     F-16b

                United Financial Holdings, Inc. and Subsidiaries
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                  Commercial  Investment    Trust     Corporate
                   Banking    Management   Services   & Overhead      Total
        1999    ------------  ----------  ----------  ----------  ------------
Interest
 income         $ 14,579,861  $        -  $  196,196  $  (65,544) $ 14,710,513
Interest
 expense           5,263,836           -           -     575,393     5,839,229
                ------------  ----------  ----------  ----------  ------------
Net interest
  income           9,316,025           -     196,196    (640,937)    8,871,284
Other income       2,000,774   1,593,054   1,630,459    (103,444)    5,120,843
                ------------  ----------  ----------  ----------  ------------
Total income      11,316,799   1,593,054   1,826,655    (744,381)   13,992,127
Loan loss
  provision          785,000           -           -           -       785,000
Non interest
  expense          6,774,763   1,588,305   1,147,680      41,301     9,552,049
                ------------  ----------  ----------  ----------  ------------
Pre-tax income     3,757,036       4,749     678,975    (785,682)    3,655,078
Income taxes
  (benefit)        1,328,800     (13,235)    274,944    (268,324)    1,322,185
                ------------  ----------  ----------  ----------  ------------
Segment net
  earnings      $  2,428,236  $   17,984  $  404,031  $ (517,358) $  2,332,893
                ============  ==========  ==========  ==========  ============

Total assets    $205,178,434  $  462,832  $3,422,100  $  417,942  $209,481,308
                ============  ==========  ==========  ==========  ============

Capital
  expenditures  $    973,121  $   35,457  $   45,927  $        -  $  1,054,505
                ============  ==========  ==========  ==========  ============























                                     F-16c


NOTE F - UNITED FINANCIAL HOLDINGS, INC. (Parent Only) CONDENSED

                FINANCIAL INFORMATION

The Bank, UBGC, EPW, Trust, UFMB, UFHCT and UFHST II are wholly owned subsidiaries of United Financial Holdings, Inc. The majority of the Company's assets are represented by its investment in the Banks and its primary source of income is dividends from the Bank and Trust.

During 1989, the Company authorized the issuance of 150,000 shares of $10 par value cumulative, convertible, 7% preferred stock. The shares are convertible into common shares at $1.19 per share.

Following is condensed financial information of the Company.

                                              December 31,
                                    2001             2000            1999
                                ------------     ------------    ------------
   Balance Sheets

   Cash and cash equivalents    $    119,123     $  2,017,268    $  2,975,207
   Short term investments          6,750,000                -               -
   Advance to United Trust Co.       700,000                -               -
   Trading securities                      -                -          81,600
   Equity securities                       -        1,665,061         773,000
   Note receivable                         -          500,000         500,000
   Due from subsidiaries             793,835          258,628         499,183
   Investment in Bank             21,681,746       18,861,637      15,872,307
   Investment in UBGC              6,034,510                -               -
   Investment in EPW                 181,833           63,291         154,259
   Investment in
     United Trust                  3,727,153        3,338,742       3,399,823
   Investment in UF
     Statutory Trust II              310,000                -               -
   Investment in UFH
     Cap Trust I                     209,600          209,600         209,600
   Investment in UFMB Corp.        2,932,215               -               -
   Intangible assets                 436,958          467,984         499,011
   Other assets                      332,432           62,709          38,431
                                ------------     ------------    ------------
                                $ 44,209,405     $ 27,444,920    $ 25,002,421
                                ============     ============    ============

   Convertible subordinated
     debentures                 $          -     $    630,000    $    630,000
   Junior subordinated
     debentures issued to
     UFH Cap Trust I               6,959,200        6,959,200       6,959,200
   Junior subordinated
     debentures to
     UFH Statutory Trust II       10,310,000                -               -
   Other liabilities               1,041,620          319,637         590,838
   Stockholders' equity           25,898,585       19,536,083      16,822,383
                                ------------     ------------    ------------
                                $ 44,209,405     $ 27,444,920    $ 25,002,421
                                ============     ============    ============

                                     F - 17

NOTE F - UNITED FINANCIAL HOLDINGS, INC. (Parent Only) CONDENSED
                  FINANCIAL INFORMATION - Continued

                                         December 31,
                                 2001             2000             1999
                             ------------     ------------     ------------
Statements of Earnings
    Equity in earnings
      of Bank                $  3,908,124     $  3,472,222     $  2,428,237
    Equity in (loss)
      of UBGC                    (335,128)               -                -
    Equity in earnings
      (loss) of EPW               168,542          (90,968)          17,985
    Equity in earnings
      of United Trust              63,281          263,724          404,031
    Equity in (loss)
      of UFMB Corp.                   (61)               -                -
    Gain (loss) on
      trading account                   -           (6,492)          41,808
    Other income                    8,213           42,339           64,308
    Interest expense             (687,155)        (684,864)        (702,748)
    Other expense                (335,647)        (280,571)        (189,052)
                             ------------     ------------     ------------
    Earnings before
       income taxes             2,790,169        2,715,390        2,064,569
    Income tax benefit            435,561          338,128          268,324
                             ------------     ------------     ------------
    Net earnings             $  3,225,730     $  3,053,518     $  2,332,893
                             ============     ============     ============

NOTE G - SECURITIES

At December 31, 2001 and 2000, the carrying value and estimated market value of investments in debt and equity securities were as follows:

                                Carrying
                                  Value       Gross       Gross
                               (Amortized   Unrealized  Unrealized    Estimated
                                   Cost)       Gains      Losses    Market Value
                               -----------  ----------  ----------  ------------
DECEMBER 31, 2001
Securities held to maturity:
U.S. Treasury securities
  and obligations of
  U.S. government
  corporations and
  agencies                     $ 5,912,802    $138,603     $22,241  $  6,029,164
Obligations of State
  and political
  subdivisions                   1,454,351      19,947       7,926     1,466,372
Mortgage-backed
  securities                    12,176,022     182,123      46,408    12,311,737
Other                              100,000           -           -       100,000
                              ------------  ----------  ----------   -----------
Total                          $19,643,175    $340,673     $76,575   $19,907,273
                              ============  ==========  ==========   ===========


                                     F-18

NOTE G - SECURITIES - Continued

                          Historical     Gross       Gross        Carrying
                          Amortized    Unrealized   Unrealized      Value
                            Cost         Gains        Losses    (Market Value)
                         -----------   ----------   ----------  --------------
Securities available
 for sale:
U.S. Treasury securities
  and obligations of
  U.S. government
  corporations and
  agencies               $ 2,964,713    $  59,225     $  7,545  $  3,016,393
Obligations of
 State and political
  Subdivisions             1,682,054       46,410            -     1,728,464
Mortgage-backed
 securities               12,183,844      155,876       37,760    12,301,960
Equity securities          1,998,329            -            -     1,998,329
Corporate Obligations        999,640       25,035            -     1,024,675
Other short-term
 investments               6,750,000            -            -     6,750,000
                         -----------   ----------   ----------  ------------
Total                    $26,578,580     $286,546      $45,305   $26,819,821
                         ===========   ==========   ==========  ============

                               Carrying
                                 Value        Gross       Gross
                               (Amortized   Unrealized  Unrealized   Estimated
                                  Cost)       Gains       Losses    Market Value
                               -----------  ----------  ----------  ------------

DECEMBER 31, 2000
U.S. Treasury securities
  and obligations of
  U.S. government
  corporations and
  agencies                     $10,798,927  $ 103,311    $  46,545  $ 10,855,693
Obligations of State
 and political
  subdivisions                   1,672,400     11,580       11,509     1,672,471
Mortgage-backed securities       3,464,577      4,098       18,860     3,449,815
Other                              100,000          -            -       100,000
                               -----------  ----------  ----------  ------------
Total                          $16,035,904  $  118,989  $   76,914  $ 16,077,979
                               ===========  ==========  ==========  ============












                                     F-19

NOTE G - SECURITIES - Continued

                          Historical     Gross       Gross        Carrying
                          Amortized    Unrealized   Unrealized      Value
                            Cost         Gains        Losses    (Market Value)
                         -----------   ----------   ----------  --------------
Securities available
 for sale:
U.S. Treasury securities
  and obligations of
  U.S. government
  corporations and
  corporations and
  agencies               $ 4,026,257   $   43,618   $    6,215  $ 4,063,660
Obligations of
  State and political
  subdivisions             2,015,155            -       23,208    1,991,947
Mortgage-backed
  securities               2,488,828       19,349          222    2,507,955
Equity securities          2,814,651            -       81,875    2,732,776
                         -----------   ----------   ----------  --------------
Total                    $11,344,891   $   62,967   $  111,520  $11,296,338
                         ===========   ==========   ==========  ==============

There were no proceeds from sales of investments in debt securities for the years ended December 31, 2001 and 2000.

The amortized cost and estimated market value of debt securities at December 31, 2001 by contractual maturity are shown below. Actual maturities may differ from contractual maturities due to borrowers having the right to call or prepay obligations with or without call or prepayment penalties.

                            Securities held to Maturity
                     ---------------------------------------
                       Carrying
                        Value       Estimated
                     (Amortized       Market       Average
                        Cost)         Value         Yield
                     ------------  ------------  ------------
Due in one year
  or less            $ 1,100,135   $ 1,105,205      5.87%

Due after one
  year through
  five years           2,748,570     2,857,080       6.12

Due after five
  years through
  ten years            2,100,000     2,144,970       6.57

Due after ten
  years                1,518,448     1,488,281       5.45

Mortgage-
  backed
  securities          12,176,022    12,311,737       5.92













                           (Continued on F-20b)
                                     F-20a

NOTE G - SECURITIES - Continued from F-20a

                         Securities available for sale
                   ----------------------------------------
                                  Carrying
                    Historical      Value
                    Amortized      (Market       Average
                       Cost         Value)        Yield
                   ------------  ------------  ------------
Due in one year
  or less          $  8,540,305  $  8,548,281      2.60%

Due after one
  year through
  five years          2,861,101     2,958,786      6.75

Due after five
  years through
  ten years             495,000       512,464      9.50

Due after ten
  years                 500,000       500,000      9.16

Mortgage-
  backed
  securities          2,183,844    12,301,961      5.75








































                                     F-20b

NOTE G - SECURITIES - Continued


             Securities held to Maturity       Securities available for sale
           ---------------------------------  --------------------------------
             Carrying                                      Carrying
              Value     Estimated             Historical     Value
           (Amortized     Market     Average  Amortized     (Market)   Average
              Cost)       Value      Yield      Cost         Value     Yield
           ----------- ------------  -------  ----------  -----------  -------

Equity
 securities          -            -        -   1,998,329    1,998,329       -
           -----------  -----------  ------- -----------  -----------  -------
     Total $19,643,175  $19,907,273          $26,578,579  $26,819,821
           ===========  ===========          ===========  ===========

Investment securities with a carrying value (which approximates market value) of approximately $15,387,000 and $13,418,000 at December 31, 2001 and 2000,
respectively, were pledged to secure public funds and securities sold under agreements to repurchase.

NOTE H - LOANS

Major classifications of loans were as follows:

                                               December 31,
                                            2001               2000
                                      ---------------    ---------------
   Real estate mortgage                  $160,768,169       $116,808,030
   Commercial                              78,459,533         61,970,060
   Installment and other                    8,258,906          7,051,507
                                      ---------------    ---------------
                                          247,486,607        185,829,597
   Less:  Allowance for loan losses         3,790,337          2,760,968
             Unearned fees                  1,331,723          1,041,109
                                      ---------------    ---------------
   Loans, net                            $242,364,548       $182,027,520
                                      ===============    ===============

Changes in the allowance for loan losses were as follows:
                                 For the Years Ended December 31,
                                 2001              2000              1999
                              ----------       -----------       ----------
   Balance at beginning
     of year                  $2,760,968        $2,340,857       $1,983,753
   Provision charged to
     operating expenses          907,000           650,000          785,000
   Recoveries on loans
     previously charged off       83,899            84,525           32,596
   Loans charged off            (217,929)         (314,414)        (460,492)
   Allowance related to UBGC     256,399                 -                -
                              ----------        ----------       ----------
   Balance at end of year     $3,790,337        $2,760,968       $2,340,857
                              ==========        ==========       ==========

Changes in unearned fees were as follows:
                                         For the Years Ended December 31,
                                        2001           2000          1999
                                    -----------    -----------   -----------
  Balance at beginning of year      $ 1,041,109    $ 1,031,553   $   627,993
  Points deferred on loans              617,468        302,493       525,290
  Points recognized in income          (326,854)      (292,937)     (121,730)
                                    -----------    -----------   ------------
  Balance at end of year            $ 1,331,723    $ 1,041,109   $ 1,031,553
                                    ===========    ===========   ===========

Impaired loans were as follows:
                                                  December 31,
                                        2001           2000          1999
                                    -----------    -----------   -----------
  Balance at end of period          $ 2,562,716    $   586,339   $ 2,325,172
  Average balance during period       1,091,934      1,623,304     3,016,132
  Total related allowance
    for losses                          258,000         95,000       231,000
  Interest income recognized
    on impaired loans                   170,688         22,588       103,600

The only loans sold by the Bank during 2001, 2000 and 1999 were SBA loans. In accordance with SFAS No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities, a servicing asset is recorded when the Bank sells the SBA loans and retains the servicing. The book value of such assets, which the Bank believes approximates the fair value of such assets at December 31, 2001, 2000 and 1999 was $528,000, $392,000, and
$408,000, respectively. Amortization expense relating to such servicing assets of $70,000, $43,000, and $25,000 was recorded for 2001, 2000 and 1999, respectively. The Company periodically reviews prepayment and default assumptions to determine impairment. No valuation for impairment of these assets was deemed necessary for the periods presented.

NOTE I - PREMISES AND EQUIPMENT

Major classifications of premises and equipment are as follows:

                                                 December 31,
                                           2001              2000         Life
                                      -------------       ------------   -------
   Land                                $  2,585,862       $  1,688,779       -
   Land improvements                         64,746             64,746       -
   Leasehold improvements                   758,802            512,976     3-16
   Building and building
     improvements                         8,125,632          7,763,995    10-40
   Furniture, fixtures
     and equipment                        4,462,135          3,624,126     3-10
                                      -------------       ------------
                                         15,997,177         13,654,622
   Less accumulated depreciation
     and amortization                     4,265,139          3,516,998
                                       ------------       ------------
                                       $ 11,732,038       $ 10,137,624
                                       ============       ============

Depreciation of premises and equipment and amortization of leaseholds was $822,770, $663,279, and $704,823 for the years ended December 31, 2001, 2000 and
1999, respectively.


NOTE J - INCOME TAXES

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities, consist of the following:

                                                 December 31,
                                                2001             2000
                                           --------------   --------------
   Deferred tax assets
     Allowance for loan losses               $1,239,000      $   931,000
     Deferred loan fees                         413,000          320,000
     Deferred compensation                      240,000          188,000
     Securities available for sale                    -           18,000
     Net operating loss carryforward (1)        690,000                -
     Other                                      114,000                -
                                            --------------  --------------
                                              2,696,000        1,457,000

   Deferred tax liabilities
     Fixed assets                                92,000          131,000
     Other                                       15,000                -
                                           --------------   --------------

   Net deferred tax asset,
    included with other assets               $2,589,000       $1,326,000
                                           ============      =============

(1) Relates to net operating losses of UBGC. The acquisitions resulted in ownership changes for purposes of Section 382 of the Internal Revenue Code of 1986, as amended. Consequently, the net operating loss carryforwards are subject to a yearly limitation on their utilization can only be applied against future income of the acquired subsidiary and begin to expire in 2018.

Management believes that it is more likely than not that the net deferred tax asset will be realized and, therefore, a valuation allowance has not been recorded against the deferred asset at December 31, 2001 and 2000.

The Company's effective tax rate varies from the statutory rate of 34%. The reasons for this difference are as follows:

                                     For the Years Ended December 31,
                                     2001          2000        1999
                                  -----------  -----------  -----------
   Computed "expected"
     tax provision                $ 1,724,000  $ 1,628,000  $ 1,243,000
   Tax exempt interest income -
     securities                       (19,000)     (20,000)     (23,000)
   Tax exempt income -
    life insurance                    (48,000)     (48,000)     (46,000)
   Goodwill amortization               55,000       40,000       29,000
   State taxes net of
    federal benefit                   154,000       98,000      104,000
   Other, net                         (22,000)      35,000       15,000
                                  -----------  -----------  -----------
        Total                     $ 1,844,000  $ 1,733,000  $ 1,322,000
                                  ===========  ===========  ===========

NOTE K - DEPOSITS

At December 31, 2001, the scheduled maturities of time deposits are as follows:
          2002                 $107,104,903
          2003                   12,031,963
          2004                    2,493,462
          2005                    1,582,177
          2006                    3,354,801
                               ------------
                               $126,567,306
                               ============

NOTE L - SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

The Company enters into retail repurchase agreements with certain of its customers. These agreements mature daily. All securities collateralizing these agreements were under the Company's control for each respective time period. Information concerning securities sold under agreements to repurchase is summarized as follows:

                                      Year Ended December 31,
                                 2001            2000          1999
                              -----------    -----------    -----------
  Average balance             $13,197,751    $11,223,767    $ 6,391,928
  Average interest rate              3.27%          4.35%          3.52%
  Maximum month-end balance   $19,985,129    $14,877,029    $ 7,307,044


The average rate was determined by dividing the total interest paid by the average outstanding borrowings.

Securities underlying the agreements are as follows:
                                            At December 31,
                                         2001              2000
                                     -----------       -----------
  Carrying value                     $15,387,143       $10,198,819
  Estimated fair value               $15,547,218       $10,163,566

NOTE M - CONVERTIBLE SUBORDINATED DEBENTURES AND OTHER DEBT
Company debt consists of the following:                  December 31,
                                                   2001               2000
                                                -----------       ------------
 8% Convertible  Subordinated Debentures issued
 in conjunction with the acquisition of EPW. The
 holder can convert to common stock at $4.12 per
 share at any time. Upon conversion, the common
 stock issued cannot be traded for a period of
 two years. Interest is payable semi-annually and
 the  debentures mature January  31,  2006. The
 debentures are callable by the Company, in whole
 or part, as follows:
          Year                       Price
          2002                       102%
          2003                       101%
          2004                       100%
          2005 and thereafter        100%
                                                $           -      $  630,000
                                                =============     ============

In January 2001, the Company called the Convertible Subordinated Debentures. Upon receiving the call notice, the debenture holders elected to convert all the Debentures into common stock.

Line of Credit

The Company has a revolving line of credit for $5,000,000 with an unrelated bank. At December 31, 2001, no amount was outstanding under the facility.

NOTE N - REGULATORY MATTERS

The Company, Bank and UBGC are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the financial statements. Under capital adequacy guidelines and a regulatory framework for prompt corrective action, the Company and banking units must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. Their capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weighting, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require them to maintain minimum amounts and ratios (set forth in the table below) to total and Tier I capital (as defined in the regulations) to risk weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes as of December 31, 2001, that they meet all capital adequacy requirements to which they are subject.
                                     F-25

NOTE N - REGULATORY MATTERS - Continued

As of December 31, 2001 and 2000, the most recent notification from the Federal Reserve categorized them as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, they must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

The actual capital amounts and ratios as of December 31, 2001 are as follows (dollars in thousands):
                                                                  To Be Well
                                                               Capitalized Under
                                               For Capital     Prompt Corrective
                               Actual       Adequacy Purposes   Action Provision
                          ---------------   -----------------  -----------------
                          Amount    Ratio   Amount    Ratio    Amount    Ratio
                          ---------------   -----------------  -----------------
AS OF DECEMBER 31, 2001
 Total Risk
 Based Capital
 (to risk weighted
  assets):
United Financial
 Holding Company          $42,123   15.14%  $22,263    8.00%   $27,829   10.00%
United Bank & Trust        24,214   10.11%   19,165    8.00%    23,956   10.00%
United Bank of the Gulf     4,767   15.40%    2,477    8.00%     3,096   10.00%






























                                     F-26


NOTE N - REGULATORY MATTERS - Continued

                                                                   To Be Well
                                                               Capitalized Under
                                               For Capital     Prompt Corrective
                                 Actual      Adequacy Purposes  Action Provision
                            --------------   ----------------- -----------------
                            Amount   Ratio   Amount    Ratio    Amount    Ratio
                            --------------   ----------------- -----------------

 Tier I Capital (to risk
  weighted assets):
     United Financial
     Holding Company        $30,679  11.02%  $11,132   4.00%    $16,697   6.00%
     United Bank & Trust     21,213   8.85%    9,583   4.00%     14,374   6.00%
     United Bank of the Gulf  4,495  14.52%    1,238   4.00%      1,858   6.00%

  Tier I Capital (to
  average assets):
     United Financial
     Holding Company         30,679   9.37%   13,099   4.00%     16,374   5.00%
     United Bank & Trust     21,213   7.68%   11,051   4.00%     13,814   5.00%
     United Bank of the Gulf  4,495   9.87%    1,822   4.00%      2,277   5.00%


  AS OF DECEMBER 31, 2000
  Total Risk Based Capital
  (to risk weighted
   assets):
   United Financial
   Holding Company          $26,785   13.28% $16,141   8.00%    $20,176  10.00%
   Unitec Bank & Trust       20,924   10.53%  15,903   8.00%     19,878  10.00%

  Tier  I Capital
  (to risk weighted
   assets):
   United Financial
   Holding Company           24,016   11.90%   8,070   4.00%     12,105   6.00%
   United Bank & Trust       18,436    9.27%   7,951   4.00%     11,927   6.00%

  Tier I Capital
  (to average
   assets):
   United Financial
   Holding Company           24,016   10.26%   9,361   4.00%     11,701   5.00%
   United Bank & Trust       18,436    8.03%   9,183   4.00%     11,478   5.00%











                                     F-27


NOTE O - CONCENTRATIONS OF RISK

All of the Company's loans, commitments, and commercial and standby letters of credit have been granted to customers who are substantially all located in the Company's market area. The majority of customers are depositors of the Company. The concentrations of credit by type of loan are set forth in Note H. The distribution of commitments to extend credit approximates the distribution of loans outstanding. Commercial and standby letters of credit were granted primarily to commercial borrowers. The Company, as a matter of policy, does not extend credit to any single borrower or group of related borrowers in excess of its legal lending limit. At December 31, 2001 and 2000, less than 5% of the Company's loans are unsecured.

At December 31, 2001, one customer controlled approximately 9% of the total deposits of the Bank. Such deposits were invested primarily in short-term investments.

NOTE P - COMMITMENTS AND CONTINGENT LIABILITIES

Off balance-sheet risk

The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they become payable. Those instruments involve, to varying degrees, elements of credit and interest rate risks in excess of the amount recognized in the balance sheet. The contract or notional amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

The Company's exposure to credit loss in the event of non-performance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

Unless noted otherwise, the Company does not require collateral or other security to support financial instruments with off-balance-sheet credit risk. The contract or notional amounts are as follows:

                                           December 31,
                                      2001               2000
                                  -------------      ------------
  Commitments to extend credit    $ 42,997,155       $ 29,546,146
  Standby letters of credit and
  financial guarantees written    $  4,546,715       $  2,723,906










                             (Continued on F-28b
                                     F-28a

(Continued from F-28a)


Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's credit-worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company generally holds residential or commercial real estate, accounts receivable, inventory, and equipment as collateral supporting those commitments for which collateral is deemed necessary.


































                                     F-28b

NOTE P - COMMITMENTS AND CONTINGENT LIABILITIES - Continued

Litigation

The Company is party to certain litigation encountered in the course of its normal operations, a portion of which involves actions brought against borrowers, generally involving foreclosure proceedings. In some instances, borrowers or interested parties have filed or threatened suit in retaliation. Management, after consulting with legal counsel, believes that it has valid defenses and intends to vigorously defend these matters. Management is of the opinion that an unfavorable outcome, if any, would not have a material effect upon the consolidated financial statements.

Operating Leases

The Company also has operating leases covering certain office equipment and office facilities expiring at various times through 2014.

The minimum annual rentals under these leases as of December 31, 2001, are as follows:
      Year                                      Amount
     -------                               --------------
      2002                                  $   412,387
      2003                                      368,992
      2004                                      370,716
      2005                                      371,921
      2006                                      357,819
      Thereafter                              1,156,219
                                           --------------
      Total minimum lease payments           $3,038,054
                                           ==============

The Company's rent expense was $389,002, $99,896, and $96,788 for the years ended December 31, 2001, 2000 and 1999, respectively.

NOTE Q - FAIR VALUE OF FINANCIAL INSTRUMENTS

The assumptions used in the estimation of the fair value of the Company's financial instruments are detailed below. Where quoted prices are not available, fair values are based on estimates using discounted cash flows and other valuation techniques. The use of discounted cash flows can be significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. The following disclosures should not be considered a surrogate of the liquidation value of the Company, but rather represent a good-faith estimate of the increase or decrease in value of financial instruments held by the Company since purchase, origination or issuance.

The Company, in estimating the fair value of its financial instruments, used the following methods and assumptions:

    Cash and due from banks and interest bearing deposits with other banks: Fair value equals the carrying value of such assets.

    Investment securities and investment securities available for sale: Fair values for investment securities are based on quoted market prices.

    Federal funds sold: Due to the short-term nature of these assets, the carrying values of these assets approximate their fair value.
                                     F-29


NOTE Q - FAIR VALUE OF FINANCIAL INSTRUMENTS - Continued

    Loans: For variable rate loans, those repricing within six months or less, fair values are based on carrying values. Fixed rate commercial loans, other installment loans, and certain real estate mortgage loans were valued using discounted cash flows. The discount rate used to determine the present value of these loans was based on interest rates currently being charged by the Company on comparable loans as to credit risk and term.

    Off-balance-sheet instruments: The Company's loan commitments, standby letters of credit and financial guarantees written, which approximate $48,000,000 and $32,000,000 at December 31, 2001 and 2000, respectively, are negotiated at current market rates and are relatively short-term in nature and, as a matter of policy, the Company generally makes commitments for fixed rate loans for relatively short periods of time. Therefore, the estimated value of the Company's loan commitments approximates the fees charged for entering into the commitments.

    Deposit liabilities: The fair values of demand deposits are, as required by SFAS 107, equal to the carrying value of such deposits. Demand deposits include non-interest-bearing demand deposits, savings accounts, NOW accounts and money market demand accounts. Discounted cash flows have been used to value fixed rate term deposits. The discount rate used is based on interest rates currently being offered by the Company on comparable deposits as to amount and term.

    Short-term  borrowings:  The  carrying  value of  Federal  funds  purchased,
    securities  sold  under   agreements  to  repurchase  and  other  short-term
    borrowings approximate their carrying values.

    Long-term  debt:  The  carrying  value  of  the  Company's   long-term  debt
    approximates its fair value since the interest rates on these instruments approximate market interest rates.

    Cumulative trust preferred securities: Fair value for cumulative trust preferred securities are based on quoted market prices.




















                              (Continued on F-30b & F-30c)
                                     F-30a

(Continued from F-30a)




                                                For the Year Ended
  Financial Instruments                          December 31, 2001
                                            ---------------------------
                                             Carrying      Estimated
                                              Amount       Fair Value
                                               (in thousands)
                                            ---------------------------
  Assets:
    Cash and due from banks                     $17,556         $17,556
    Federal funds sold                           12,671          12,671
    Securities held to maturity                  19,643          19,907
    Securities available for sale                26,820          26,820
    Loans                                       247,487         250,815
    Federal Home Loan Bank stock                    507             507
    Federal Reserve Bank stock                      226             226

  Liabilities:
    Demand deposits                              55,994          55,994
    NOW and money market                         93,690          93,690
    Savings                                       6,316           6,316
    Time, $100,000 and over                      50,072          49,191
    Other time                                   76,496          74,792
    Securities sold under agreements to
      repurchase                                 15,523          15,523
    Convertible subordinated debentures               -               -
    UFHCT I Cumulative trust preferred
      securities                                  6,750           6,885
    UFHST II Cumulative trust preferred
      securities                                 10,000          10,000
    Off balance sheet items                           -             475






















                              (Continued on F-30c)
                                     F-30b

(Continued from F-30a & F-30b)


                                              For the Year Ended
  Financial Instruments                        December 31, 2000
                                           ------------------------
                                            Carrying      Estimated
                                             Amount       Fair Value
                                              (in thousands)
                                           ------------------------
  Assets:
    Cash and due from banks                 $    9,420      $    9,420
    Federal funds sold                           4,961           4,961
    Securities held to maturity                 16,036          16,078
    Securities available for sale               11,296          11,296
    Loans                                      185,830         186,122
    Federal Home Loan Bank stock                   507             507
    Federal Reserve Bank stock                     226             226

  Liabilities:
    Demand deposits                             37,051          37,051
    NOW and money market                        78,887          78,887
    Savings                                      4,573           4,573
    Time, $100,000 and over                     28,013          27,979
    Other time                                  53,628          53,538
    Securities sold under agreements to
      repurchase                                10,163          10,163
    Convertible subordinated debentures            630           1,165
    UFHCT I Cumulative trust preferred
      securities                                 6,750           6,750
    UFHST II Cumulative trust preferred
      securities                                     -               -
    Off balance sheet items                          -             320

























                                     F-30c


NOTE R - RELATED PARTIES

The Bank has entered into transactions with its directors, significant stockholders, and their affiliates ("related parties"). Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. The aggregate amount of loans to such related parties approximated $11,055,000, $8,229,000, and $6,194,000 at December 31, 2001, 2000
and 1999, respectively.

During March 1997, an affiliate of one of the Company's directors (the "Manager") entered into a property Management Agreement with Imaginative Investments, Inc., a subsidiary of the Bank, pursuant to which the Manager is employed to act as the sole and exclusive manager in the leasing, operation and management of the Company's principal executive offices for total annual consideration of approximately $19,000. The Owner is required to maintain comprehensive general public liability insurance in the amount of $2,000,000 naming as insured parties the Owner, Manager and such other parties as the Owner may direct. The Manager must maintain its own insurance to protect itself from any and all claims under any workers' compensation laws or other employer's liability laws.

In 2001, the Company invested $125,000 representing a 25% equity interest and made a $925,000 loan to a newly formed partnership. One of the managing partners is the son-in-law of the Company's president. The investment is accounted for under the equity method of accounting.

NOTE S - PROFIT SHARING PLAN

The Company has a defined contribution profit-sharing plan covering substantially all employees. The Board of Directors determines contributions annually. The Company contributed $130,000, $117,000, and $112,500 for the years ended December 31, 2001, 2000 and 1999, respectively. The plan was amended in 1993 to include an Employee Stock Ownership Plan (ESOP) provision. As of December 31, 2001, the ESOP owned 167,354 shares of the Company's common stock and 1,436 shares of Series One Preferred Stock. During 2001, the ESOP purchased 17,500 shares of common stock on the open market; the 1,436 shares of Series One Preferred Stock in a private transaction.

The Company sponsors a deferred compensation 401(k) Plan for the benefit of eligible full-time employees. The 401(k) Plan, which is voluntary, allows employees to contribute up to 10 percent of their total compensation (or a maximum of $10,500 as limited by federal regulations) on a pre-tax basis. The Company makes a matching contribution of 100 percent of the first $500 and 40 percent thereafter, up to the maximum amount allowed by the 401(k) Plan. Employee contributions to the 401(k) Plan were $275,234, $226,786, and $182,040 for the years ended December 31, 2001, 2000 and 1999, respectively. The Company's matching contribution was $134,182, $110,692, and $90,732 for the years ended December 31, 2001, 2000 and 1999, respectively.






                                      F-31


NOTE T - STOCKHOLDERS' EQUITY

The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share (EPS) computations. Options to purchase 7,000 shares of common stock at $10.80 and $9.13 a share, 452,749 shares of common stock at $7.90 a share, and 454,749 shares of common stock at $7.92 a share at December 31, 2001, 2000 and 1999, respectively, were not included in the computation of diluted EPS because the options' exercise price was not less than the value of the common shares based on quoted market price and would be anti-dilutive. All these options have various lives and begin to expire in 2007.

                              For the Year Ended December 31,
                                2001                           2000
                    -----------------------------  -----------------------------
                                Weighted   Per                 Weighted   Per
                                Average    Share               Average    Share
                    Earnings    Shares     Amount  Earnings    Shares     Amount
                    -----------------------------  -----------------------------
Basic EPS
  Net earnings
    available to
    common
    stockholders    $3,157,622  4,432,153  $.71    $3,046,518  4,232,304   $.72
                                           ====                            ====

Effect of
dilutive
  securities
    Incremental
     shares from
     assumed
     exercise or
     conversion of:
  Convertible
       debt              1,310      6,698                31,434    152,790
  Preferred
       stock             4,667     56,233                 7,000     81,196
  Stock
      options                -     54,640                     -      1,531
                     ---------  ---------             ---------  ---------

Diluted EPS
  Net earnings
    available to
    common
    stockholders
    and assumed
    conversions     $3,163,639  4,549,724  $.70    $3,084,952  4,467,821   $.69
                    ==========  =========  ====    ==========  =========   ====







                              (Continued on F-32b)
                                     F-32a

(Continued from F-32a

                     For the Year Ended December 31,
                               1999
                     -------------------------------
                                 Weighted   Per
                                 Average    Share
                      Earnings   Shares     Amount
                     -------------------------------
Basic EPS
  Net earnings
    available to
    common
    stockholders      $2,322,095 4,118,228   $.56
                                             ====

Effect of
dilutive
  securities
    Incremental
     shares from
     assumed
     exercise or
     conversion of:
  Convertible
       debt                31,434     152,790
  Preferred
       stock               10,798     129,476
  Stock
      options                   -           -
                         --------    --------

Diluted EPS
  Net earnings
    available to
    common
    stockholders
    and assumed
    conversions       $2,364,327 4,400,494   $.54
                      ========== =========   ====

During the year ended December 31, 1997, the Company adopted the United Financial Holdings, Inc. Stock Option and Incentive Compensation Plan ("Plan") under which 468,000 shares of common stock were reserved. Under the Plan, the Company may grant its Board of Directors and certain officers incentive stock options or non-qualified stock options to purchase a specified number of shares of common stock at a price not less than fair market value on the date of grant and for a term not to exceed 10 years. The options granted to the Board of Directors are 100% vested and the remaining options vest and become exercisable at 20% increments after each anniversary date of employment beginning after the second anniversary date.







                                     F-32b


NOTE T - STOCKHOLDERS' EQUITY - Continued

During the year ended December 31, 1998, the Company adopted the United Financial Holdings, Inc. Stock Option Plan (the "1998 Plan") under which 250,000 shares of common stock were reserved. Under the Plan, the Company may grant stock options to key persons and other persons who contribute materially to the success and profitability of the Company. The Plan is also used to assist in attracting and retaining key individuals. The Company may grant incentive stock options or non-qualified stock options to purchase a specified number of shares of common stock at a price not less than the fair market value on the date of grant and for a term not to exceed 10 years. The options granted are subject to a vesting schedule as set forth in each individual option agreement. All options granted in 2001, 2000 and 1999 were at the estimated fair market value of the Company's common stock at the grant date.

                                                              Weighted
                                             Range of         Average
                           Number of         Per Share        Per Share
                           Shares            Option Price     Price
                           -----------       ------------     ---------
  Outstanding at
     December 31, 1998         481,380      $   7.63-8.25        $ 7.94
  Options granted                3,000               6.69          6.69
  Options exercised                  -                  -             -
  Options forfeited            (29,631)         7.94-8.25         (8.08)
                           -----------

  Outstanding at
     December 31, 1999         454,749          6.69-7.63          7.92
  Options granted               53,000          6.81-7.63          7.04
  Options exercised                  -                  -             -
  Options forfeited            (27,000)         7.63-7.94         (7.78)
                           -----------

  Outstanding at
     December 31, 2000         480,749          6.69-7.94          7.83
  Options granted               36,000         7.50-10.80          8.17
  Options exercised                  -                  -             -
  Options forfeited                  -                  -             -
                           -----------        ------------

  Outstanding at
     December 31, 2001         516,749        6.69 - 10.80          7.85
                           ===========

                                           Weighted
                                            Average          Weighted
                                           Remaining         Average
 Range of                  Number         Contractual        Exercise
 Exercise Price         Outstanding       Life (Years        Price)
 --------------         -----------       -----------        --------

 Outstanding Shares:
  $7.94                     424,749             6.00           $  7.94
   6.69 -  7.68              81,000             8.83              7.22
   8.48 - 10.80              11,000             9.64              9.35

 Exercisable Shares:
  $7.94                      424,749                           $  7.94
   6.69 -  7.68               12,400                              7.03
   8.48 - 10.80                1,200                             10.80


The Company has adopted only the disclosure provisions of SFAS 123 as it relates to employee awards. APB 25 is applied in accounting for the Company's plans. Accordingly, no compensation expense is recognized related to stock based compensation plans. The pro forma net earnings and net earnings per common share, if the Company elected to account for its plans consistent with the methodology prescribed by SFAS 123, are a follows:

                              For the Years Ended December 31,
                                2001             2000            1999
                            ------------     ------------     ------------
  Net earnings:
    As reported              $3,225,730       $3,053,518       $2,332,893
    Pro Forma                $3,168,554       $2,919,103       $2,244,347

  Net earnings per
    common share - basic:
    As reported              $      .71       $      .72       $      .56
    Pro Forma                $      .72       $      .69       $      .54

  Net earnings per common
    share - diluted:
    As reported              $      .70       $      .69       $      .54
    Pro Forma                $      .70       $      .65       $      .51

At December 31, 2001, in order to calculate the fair value of the options, the Black-Scholes option-pricing model was used with the risk-free interest rate of 4.0%, the dividend yield would be 2.39% over the exercise period, the expected life of the options would be three years, and stock volatility would be 55%. At December 31, 2000, in order to calculate the fair value of the options, it was assumed that the risk-free interest rate was 6.0%, the dividend yield would be 2.36% over the exercise period, the expected life of the options would be four years, and stock volatility would be 20%. At December 31, 1999, it was assumed the risk-free rate was 6.0%, the dividend yield was 1.68% over the exercise period, the expected life of the option would be the entire exercise period, and stock volatility would be 20% due to a thinly traded market for the stock for this periods.

In November, 2001 the Board of Directors of the Company authorized the repurchase of up to 300,000 shares of its common stock. As of December 31, 2001 no shares had been repurchased.


NOTE U - EXECUTIVE COMPENSATION

The Company has employment contracts with certain executive officers of the Company, providing for a total annual payment equal to their annual base salary plus bonuses. These contracts are in effect until termination (as defined) of the related employee. If the Company terminates the employee for other than just cause (as defined), the affected employee shall receive, for a period of twelve months, continuing compensation equal to his compensation for the twelve month period immediately prior to termination.

The Company has established a non-qualified defined benefit plan covering certain executive employees. The Plan specifies that upon reaching age 65, the employee will receive an annual benefit (paid monthly) ranging from 40 percent to 60 percent of their annual salary, for 240 months. The Company will accrue the present value of the estimated future retirement payments over the period from the date of each agreement to the retirement date of the respective executive officer. To fund these benefit plans, the Company purchased single premium cash value life insurance policies with current cash surrender values of $2.8 million, which have been capitalized and included in other assets.

                             SUPPLEMENTAL SCHEDULES

                United Financial Holdings, Inc. and Subsidiaries
                    SUPPLEMENTAL CONSOLIDATING BALANCE SHEET
                                December 31, 2001
                                                             United
                               United          United         Bank
                              Financial        Bank          of the
                             Holdings,Inc.    & Trust      Gulf Coast
                             -------------  ------------  ------------
          ASSETS
Cash and due from banks      $     119,123  $ 17,069,190  $    524,194

Federal funds sold                       -     8,525,000     4,145,678
Securities held to maturity              -    11,641,293     8,001,882
Securities available for
  sale, at market                6,750,000     9,793,586     7,356,809
Loans, net                               -   214,360,117    26,954,431
Premises and equipment, net              -    11,179,882       306,873
Federal Home Loan Bank
   stock                                 -       506,600             -
Federal Reserve Bank stock               -       226,300             -
Accrued interest receivable            675     1,225,436       187,334
Intangible assets, net             436,958       359,511       822,561
Other real estate owned                  -       141,365             -
Other assets                    36,902,649     5,710,289     1,130,932
                             -------------  ------------  ------------
          Total assets       $  44,209,405  $280,738,569   $49,430,694
                             =============  ============   ============


                United Financial Holdings, Inc. and Subsidiaries
                    SUPPLEMENTAL CONSOLIDATING BALANCE SHEET
                                December 31, 2001

                                                       UFH         UFH
                                                      Capital    Statutory
                                 EPW        Trust     Trust I     Trust II
                              ---------  ----------  ----------  ----------
          ASSETS
Cash and due from banks       $ 206,544  $   91,601  $        -  $        -

Federal funds sold                    -           -           -           -
Securities held to maturity           -           -           -           -
Securities available for
  sale, at market                     -   1,920,687           -           -
Loans, net                            -           -           -           -
Premises and equipment, net      54,504     190,779           -           -
Federal Home Loan Bank
   stock                              -           -           -            -
Federal Reserve Bank stock            -           -           -            -
Accrued interest receivable           -      18,724           -       22,453
Intangible assets, net                -   1,328,731           -            -
Other real estate owned               -           -           -            -
Other assets                     32,049     912,985   6,959,200   10,310,000
                              ---------  ----------  ----------  -----------
          Total assets        $ 293,097  $4,463,507  $6,959,200  $10,332,453
                              =========  ==========  ==========  ===========

                                     F-37a

(Continued from F-37a)

                United Financial Holdings, Inc. and Subsidiaries
                    SUPPLEMENTAL CONSOLIDATING BALANCE SHEET
                                December 31, 2001

                                                     Eliminating  Consolidated
                       UFMB Corp.       Total          Entries       Total
                      ------------  -------------  --------------  ------------
     ASSETS
Cash and due from
  banks               $          1    $18,010,653  $     (454,772) $ 17,555,881

Federal funds sold               -     12,670,678               -    12,670,678
Securities held
  to maturity                    -     19,643,175               -    19,643,175
Securities available
 for sale, at market     1,848,739     27,669,821        (850,000)   26,819,821
Loans, net               1,050,000    242,364,548               -   242,364,548
Premises and
  equipment, net                 -     11,732,038               -    11,732,038
Federal Home Loan
   Bank stock                    -        506,600               -       506,600
Federal Reserve
   Bank stock                    -        226,300               -       226,300
Accrued interest
   receivable               33,438      1,488,060         (22,453)    1,465,607
Intangible assets,
   net                           -      2,947,761               -     2,947,761
Other real estate
   owned                         -        141,365               -       141,365
Other assets                    37     61,958,141     (53,840,091)    8,118,050
                       -----------  -------------  --------------  ------------
    Total assets       $ 2,932,215  $ 399,359,140  $  (55,167,316) $344,191,824
                       ===========  =============  ==============  ============























                                     F-37b

                United Financial Holdings, Inc. and Subsidiaries
              SUPPLEMENTAL CONSOLIDATING BALANCE SHEET - Continued
                                December 31, 2001
                                                          United
                            United          United         Bank
                           Financial        Bank          of the
                          Holdings,Inc.    & Trust      Gulf Coast
                          -------------  ------------  ------------
 LIABILITIES AND
 STOCKHOLDERS' EQUITY
Deposits
  Demand                  $           -  $  53,965,791  $ 2,483,475
  NOW and money market                -     80,600,513   13,089,707
  Savings                             -      6,298,614       17,814
  Time, $100,000
   and over                           -     41,097,688    9,824,288
  Other time                          -     58,708,529   17,786,801
                          -------------  ------------  ------------
       Total deposits                 -    240,671,135   43,202,085

Securities sold
 under agreements
 to repurchase                        -     15,522,785           -
Accrued interest payable         22,453        503,979     115,559
Convertible subordinated              -              -           -
debentures
Long-term debt               17,269,200              -           -
Other liabilities             1,019,169      2,358,924      78,540
                          -------------  ------------  ------------
   Total liabilities         18,310,822    259,056,823  43,396,184
Company-obligated
  Mandatory
     Redeemable Capital
     Securities
     of Subsidiary Trust
     Holding Solely
     Subordinated
     Debentures
     of the Company                   -             -            -
STOCKHOLDERS' EQUITY
  Series One Preferred
     Stock                    3,075,152             -            -
  7% convertible
     preferred stock             66,670             -            -
  Common stock                   44,652       750,000    3,000,000
  Paid-in capital            10,982,678     6,792,746    3,339,315
  Treasury shares              (176,685)            -            -
  Accumulated other
     comprehensive
     income                     157,519       109,446       30,323
  Retained earnings          11,748,597    14,029,554     (335,128)
                          -------------  ------------   -----------
     Total stockholders'     25,898,583    21,681,746    6,034,510
     equity               -------------  ------------   -----------
     Total liabilities and
     stockholders' Equity $  44,209,405  $280,738,569  $49,430,694
                          =============  ============  ===========
                         (Continued on Page F-38b & F-38c)
                                     F-38a

(Continued from Page F-38a)
                United Financial Holdings, Inc. and Subsidiaries
              SUPPLEMENTAL CONSOLIDATING BALANCE SHEET - Continued
                                December 31, 2001
                                                      UFH            UFH
                                                      Capital     Statutory
                               EPW         Trust      Trust I       Trust II
                            ---------   -----------  ----------   -----------
 LIABILITIES AND
 STOCKHOLDERS' EQUITY
Deposits
  Demand                    $       -   $         -  $        -   $         -
  NOW and money market              -             -           -             -
  Savings                           -             -           -             -
  Time, $100,000
   and over                         -             -           -             -
  Other time                        -             -           -             -
                            ---------   -----------  ----------   -----------
       Total deposits               -             -           -             -

Securities sold
 under agreements
 to repurchase                     -              -           -             -
Accrued interest payable           -              -           -        22,453
Convertible subordinated           -              -           -             -
debentures
Long-term debt                     -              -           -             -
Other liabilities            111,265        736,354           -             -
                            ---------   -----------  ----------   -----------
   Total liabilities         111,265        736,354           -        22,453

Company-obligated Mandatory
     Redeemable Capital
     Securities
     of Subsidiary Trust
     Holding Solely
     Subordinated
     Debentures
     of the Company                -              -   6,749,600    10,000,000
STOCKHOLDERS' EQUITY
  Series One Preferred
     Stock                         -              -           -             -
  7% convertible
     preferred stock               -              -           -             -
  Common stock                38,539      1,000,000     209,600       310,000
  Paid-in capital            775,813      2,457,925           -             -
  Treasury shares                  -              -           -             -
  Accumulated other
     comprehensive
     income                        -         17,750           -             -
  Retained earnings         (632,520)       251,478           -             -
                            ---------   -----------  ----------   -----------
     Total stockholders'     181,832      3,727,153     209,600       310,000
     equity                 ---------   -----------  ----------   -----------
     Total liabilities and
     stockholders' Equity  $ 293,097     $4,463,507  $6,959,200   $10,332,453
                           =========    ===========  ==========   ===========
                              (Continued on F-38c)
                                     F-38b

(Continued from Page F-38a & F-38b)
                United Financial Holdings, Inc. and Subsidiaries
              SUPPLEMENTAL CONSOLIDATING BALANCE SHEET - Continued
                                December 31, 2001
                            UFMB                  Eliminating   Consolidated
                            Corp.      Total        Entries       Total
                          --------  ------------  ------------  -------------
 LIABILITIES AND
 STOCKHOLDERS' EQUITY
Deposits
  Demand                  $      -  $ 56,449,266  $   (454,773) $    55,994,493
  NOW and money market           -    93,690,220             -       93,690,220
  Savings                        -     6,316,428             -        6,316,428
  Time, $100,000
   and over                      -    50,921,976      (850,000)      50,071,976
  Other time                     -    76,495,330             -       76,495,330
                          --------  ------------  ------------   --------------
       Total deposits            -   283,873,220    (1,304,773)     282,568,447

Securities sold
 under agreements
 to repurchase                   -    15,522,785             -       15,522,785
Accrued interest payable         -       664,444       (22,453)         641,991
Convertible subordinate          -             -             -                -
debentures
Long-term debt                   -    17,269,200   (17,269,200)               -
Other liabilities                -     4,304,252    (1,493,834)       2,810,418
                          --------  ------------  ------------   --------------
   Total liabilities             -   321,633,901   (20,090,260)     301,543,641

Company-obligated
  Mandatory
     Redeemable Capital
     Securities
     of Subsidiary Trust
     Holding Solely
     Subordinated
     Debentures
     of the Company              -    16,749,600              -      16,749,600
STOCKHOLDERS' EQUITY
  Series One Preferred
     Stock                       -     3,075,152              -       3,075,152
  7% convertible
     preferred stock             -        66,670              -          66,670
  Common stock                   -     5,352,791     (5,308,139)         44,652
  Paid-in capital        2,932,276    27,280,753    (16,298,075)     10,982,678
  Treasury shares                -      (176,685)             -        (176,685)
  Accumulated other
     comprehensive
     income                      -       315,038       (157,519)        157,519
  Retained earnings            (61)   25,061,920    (13,313,323)     11,748,597
                        ----------  ------------   ------------   --------------
     Total stockholders  2,932,215    60,975,639    (35,077,056)     25,898,583
     equity             ----------  ------------   ------------   --------------
     Total liabilities
     and stockholders'
     Equity             $2,932,215  $399,359,140   ($55,167,316)   $344,191,824
                        ========== ============   ============   ==============
                                     F-38c

                United Financial Holdings, Inc. and Subsidiaries SUPPLEMENTAL CONSOLIDATING STATEMENT OF EARNINGS
                      For the Year Ended December 31, 2001
                                                             United
                                United          United         Bank
                               Financial        Bank          of the
                              Holdings,Inc.    & Trust      Gulf Coast
                              -------------  ------------  ------------
Interest income
  Loans and loan fees         $       8,213  $ 18,524,125  $  1,003,945
  Securities
    U.S. Treasury                         -       197,978             -
    Obligations of
     other U.S. Government
     agencies and
     corporations                         -       817,734        55,627
    Obligations of
     states and political                 -       221,991             -
     subdivisions
    Other                                 -       282,997       335,640
    Subordinated
    debentures                       20,377             -             -
    Federal funds
      sold and securities
      purchased
      under reverse
      repurchase agreements               -       493,152       245,503
                              -------------  ------------  ------------
    Total interest income            28,590    20,537,977     1,640,715

Interest expense
  NOW and money market                    -     2,122,229       266,599
  Savings                                 -        95,569           181
  Time deposits,
    $100,000 and over                     -     1,954,809       295,677
  Other time                              -    3,221,972        568,223
  Short and long-term debt           30,915            -              -
  Subordinated debentures
  issued to subsidiary
  Trust                             676,617            -              -
  Federal funds purchased
  and securities sold
    under agreements
    to repurchase                         -      499,026              -
  Cumulative Trust
    Preferred Securities                  -            -              -
                              -------------  ------------  ------------
    Total interest expense          707,532    7,893,605      1,130,680
                              -------------  ------------  ------------
    Net interest income            (678,942)  12,644,372        510,035
Provision for loan losses                 -      880,000         27,000
                              -------------  ------------  ------------
    Net interest income
    after provision for
    loan losses                    (678,942)  11,764,372        483,035
                              -------------  ------------  ------------

                          (Continued on F-39b & F-39c)
                                     F-39a

(Continued from F-39a)
                United Financial Holdings, Inc. and Subsidiaries
                SUPPLEMENTAL CONSOLIDATING STATEMENT OF EARNINGS
                      For the Year Ended December 31, 2001
                                                        UFH            UFH
                                                        Capital     Statutory
                                 EPW         Trust      Trust I       Trust II
                              ---------   -----------  ----------   -----------
Interest income
  Loans and loan fees         $       -   $         -  $        -   $         -
  Securities
    U.S. Treasury                     -             -           -             -
    Obligations of
     other U.S. Government
     agencies and
     corporations                     -       197,094           -             -
    Obligations of
     states and political             -             -           -             -
     subdivisions
    Other                             -             -           -             -
    Subordinated
    debentures                        -             -     654,165        22,453
    Federal funds
      sold and securities
      purchased
      under reverse
      repurchase agreements           -             -           -             -
                              ---------   -----------  ----------   -----------
    Total interest income             -       197,094     654,165        22,453

Interest expense
  NOW and money market                -             -           -             -
  Savings                             -             -           -             -
  Time deposits,
    $100,000 and over                 -             -           -             -
  Other time                          -             -           -             -
  Short and long-term debt            -             -           -             -
  Subordinated debentures
  issued to subsidiary
  Trust                               -             -      19,703           675
  Federal funds purchased
  and securities sold
    under agreements
    to repurchase                     -             -           -             -
  Cumulative Trust
    Preferred Securities              -             -     634,462        21,778
                              ---------   -----------  ----------   -----------
    Total interest expense            -             -     654,165        22,453
                              ---------   -----------  ----------   -----------

    Net interest income               -       197,094           -             -
Provision for loan losses             -             -           -             -
                              ---------   -----------  ----------   -----------
    Net interest income
    after provision for
    loan losses                       -       197,094           -             -
                              ---------   -----------  ----------   -----------
                              (Continued on F-39c)
                                     F-39b

(Continued from F-39a & F-39b)
                United Financial Holdings, Inc. and Subsidiaries
                SUPPLEMENTAL CONSOLIDATING STATEMENT OF EARNINGS
                      For the Year Ended December 31, 2001
                              UFMB                  Eliminating   Consolidated
                              Corp.      Total        Entries       Total
                            --------  ------------  ------------  -------------
Interest income
  Loans and loan fees       $ 27,189  $ 19,563,472  $        -   $ 19,563,472
  Securities
    U.S. Treasury                  -       197,978           -        197,978
    Obligations of
     other U.S. Government
     agencies and
     corporations            (27,287)    1,043,168   (112,759)       930,409
    Obligations of
     states and political          -       221,991           -       221,991
     subdivisions
    Other                          -       618,637           -       618,637
    Subordinated
    debentures                     -       696,995    (696,995)            -
    Federal funds
      sold and securities
      purchased
      under reverse
      repurchase agreements        -       738,655           -       738,655
                            --------  ------------  ------------  -------------
    Total interest income        (98)   23,080,896    (809,754)   22,271,142

Interest expense
  NOW and money market             -     2,388,828           -     2,388,828
  Savings                          -        95,751           -        95,751
  Time deposits,
    $100,000 and over              -     2,250,485           -     2,250,485
  Other time                       -     3,790,195     (29,249)    3,760,946
  Short and long-term debt         -        30,915           -        30,915
  Subordinated debentures
  issued to subsidiary
  Trust                            -       696,995    (696,995)            -
  Federal funds purchased
  and securities sold
    under agreements
    to repurchase                  -       499,026     (83,510)      415,516
  Cumulative Trust
    Preferred Securities           -       656,240           -       656,240
                            --------  ------------  ------------  -------------
    Total interest expense         -    10,408,435    (809,754)    9,598,681
                            --------  ------------  ------------  -------------

    Net interest income          (98)   12,672,461           -    12,672,461

Provision for loan losses          -       907,000           -       907,000
                            --------  ------------  ------------  -------------
    Net interest income
    after provision for
    loan losses                  (98)   11,765,461           -    11,765,461
                            --------  ------------  ------------  -------------

                                    F-39c

                United Financial Holdings, Inc. and Subsidiaries
          SUPPLEMENTAL CONSOLIDATING STATEMENT OF EARNINGS - Continued
                      For the Year Ended December 31, 2001
                                                             United
                               United          United         Bank
                              Financial        Bank          of the
                             Holdings,Inc.    & Trust      Gulf Coast
                             -------------  ------------  ------------
Other income
  Service charges on
    deposit accounts         $           -  $  1,291,330  $     25,378
  Trust and investment
    management income                    -             -             -
  Net trading account
    loss                                 -             -             -
  Equity in earnings
    of subsidiaries              3,804,758             -             -
  Other service charges,
    fees and income                      -     1,695,862         8,909
                             -------------  ------------  ------------
    Total other income           3,804,758     2,987,192        34,287

Other expense
  Salaries and employee
     benefits                            -     4,895,707       551,812
  Occupancy expense                      -       715,077       154,187
  Furniture and equipment
    expense                              -       578,373        70,398
  Data processing expense                -       579,406        78,828
  Legal and professional
    fees                            32,287       123,666           555
  Amortization of
    intangible assets               31,027        14,724        24,136
  Other operating expenses         272,333     1,673,749       157,049
                             -------------  ------------  ------------
  Earnings (loss) before         2,790,169     6,170,862      (519,643)
    income taxes
Income tax expense (benefit)      (435,561)    2,262,741      (184,515)
                             -------------  ------------  ------------
  NET EARNINGS (LOSS)           $3,225,730  $  3,908,121  $   (335,128)
                             =============  ============  ============
















                           (Continued on F-40b & 40c)
                                     F-40a

(Continued from F-40a)
                United Financial Holdings, Inc. and Subsidiaries
          SUPPLEMENTAL CONSOLIDATING STATEMENT OF EARNINGS - Continued
                      For the Year Ended December 31, 2001

                                                      UFH            UFH
                                                      Capital     Statutory
                               EPW         Trust      Trust I       Trust II
                            ----------   -----------  ----------   -----------
Other income
  Service charges on
    deposit accounts        $        -   $         -  $        -   $         -
  Trust and investment
    management income        1,577,843     1,587,505           -             -
  Net trading account
    loss                             -             -           -             -
  Equity in earnings
    of subsidiaries                  -             -           -             -
  Other service charges,
    fees and income                  -             -           -             -
                            ----------   -----------  ----------   -----------
    Total other income       1,577,843     1,587,505           -             -

Other expense
  Salaries and employee
     benefits                  964,580       959,059           -             -
  Occupancy expense             75,309        69,236           -             -
  Furniture and equipment
    expense                     43,729        87,844           -             -
  Data processing expense       17,957       132,784           -             -
  Legal and professional
    fees                         2,622         4,979           -             -
  Amortization of
    intangible assets                -        92,166           -             -
  Other operating expenses     201,988       277,151           -             -
                            ----------   -----------  ----------   -----------
  Earnings (loss) before       271,658       161,380           -             -
    income taxes
Income tax expense (benefit)   103,116        98,099           -             -
                            ----------   -----------  ----------   -----------
  NET EARNINGS (LOSS)       $  168,542   $    63,281  $        -   $         -
                            ==========   ===========  ==========   ===========















                              (Continued on F-40c)
                                     F-40b

(Continued from F-40a & F-40b)
                United Financial Holdings, Inc. and Subsidiaries
          SUPPLEMENTAL CONSOLIDATING STATEMENT OF EARNINGS - Continued
                      For the Year Ended December 31, 2001

                             UFMB                  Eliminating   Consolidated
                             Corp.      Total        Entries       Total
                            --------  ------------  ------------  -------------
Other income

  Service charges on
    deposit accounts        $      -   $ 1,316,708  $          -  $  1,316,708
  Trust and investment
    management income              -     3,165,348       (48,000)    3,117,348
  Net trading account
    loss                           -             -             -             -
  Equity in earnings
    of subsidiaries                -     3,804,758    (3,804,758)            -
  Other service charges,
    fees and income                -     1,704,771      (233,776)    1,470,995
                            --------  ------------  ------------  -------------
    Total other income             -     9,991,585    (4,086,534)    5,905,051

Other expense
  Salaries and employee
     benefits                      -     7,371,158             -     7,371,158
  Occupancy expense                -     1,013,809       (65,445)      948,364
  Furniture and equipment
    expense                        -       780,344             -       780,344
  Data processing expense          -       808,975             -       808,975
  Legal and professional
    fees                           -       164,109             -       164,109
  Amortization of
    intangible assets              -       162,052             -       162,052
  Other operating expenses         -     2,582,270      (216,332)    2,365,936
                            --------  ------------  ------------  -------------
  Earnings (loss) before         (98)    8,874,328    (3,804,755)    5,069,573
    income taxes
Income tax expense (benefit      (37)    1,843,843             -     1,843,843
                            --------  ------------  ------------  -------------
  NET EARNINGS (LOSS)       $    (61) $  7,030,485   ($3,804,755) $  3,225,730
                            ========  ============  ============  =============














                                     F-40c